Exhibit 23.5


                    Consent of Independent Chartered Auditors

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-42144) and related Prospectus of Maverick Tube Corporation for the registration of 16,463,302 shares of its common stock and to the use and incorporation by reference therein of our report dated January 31, 2000 (except for Note 9 which is as of August 8, 2000), with respect to the consolidated financial statements of Prudential Steel Ltd. for the years ended December 31, 1999, 1998 and 1997 included in Maverick Tube Corporation's proxy statement on Schedule 14A, filed August 11, 2000 with the Securities and Exchange Commission and attached as an exhibit to Maverick Tube Corporation's Form 8-K dated August 30, 2000.



                                             /s/ Ernst & Young LLP
                                             Chartered Accountants

August 30, 2000
Calgary, Canada


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